UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 7, 1999


                      ELECTRO SCIENTIFIC INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)


 State of Oregon                         0-12853             93-0370304
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(State or other jurisdiction of         (Commission         (IRS Employer
 incorporation or organization)          File No.)           Identification No.)


13900 NW Science Park Drive, Portland, Oregon                97229
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(Address of principal executive offices)                    (Zip Code)


                                 (503) 641-4141
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              (Registrant's telephone number, including area code)


                                    No Change
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              (Former name, former address and former fiscal year,
                          if changed since last report)


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Item 5. Other Events
--------------------

     Effective as of May 7, 1999, the Board of Directors of Electro Scientific Industries, Inc. (the "Company") declared a dividend of one Right for each outstanding share of Common Stock of the Company to shareholders of record at the close of business on June 4, 1999. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A No Par Preferred Stock (the "Preferred Stock") at a Purchase Price of $270, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent.

     Initially, the Rights will be attached to the certificates representing outstanding shares of Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten days following a public announcement that (A) a person or group of affiliated or associated persons has acquired, or obtained the right to acquire from shareholders, beneficial ownership of 15 percent or more of the outstanding Common Stock or (B) the Board of Directors of the Company shall declare any person to be an Adverse Person (as described below) (each, an "Acquiring Person"), or (ii) ten days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15 percent or more of such outstanding Common Stock, as such periods may be extended pursuant to the Rights Agreement.

     An Adverse Person is any person declared to be an Adverse Person by the Board of Directors upon a determination that such person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of Common Stock which the Board of Directors determines to be substantial (which amount shall be more than 10% of the Common Stock then outstanding) and a determination by at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that
(i) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (ii) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company.

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
     Until the Distribution Date, (i) the Rights will be evidenced by and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after June 4, 1999, will contain a legend incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 7, 2009, unless earlier redeemed by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only Common Stock issued prior to the time the Rights become exercisable or issued upon exercise or conversion of rights, warrants, options or convertible securities issued prior to the time the Rights become exercisable will be issued with Rights.

     In the event that any person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise, in lieu of Preferred Stock, Common Stock of the Company (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may permit the holders simply to surrender the Rights, in which event they will be entitled to receive Common Stock (and other property, as the case may be) with a value of 50 percent of what could be purchased by payment of the full Purchase Price. However, Rights are not exercisable as described in this paragraph until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, if any person becomes an Acquiring Person all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will become null and void.

     For example, at an exercise price of $270 per Right, each Right not owned by the Acquiring Person (or by certain related parties or transferees) following the event set forth in the preceding paragraph would entitle its holder to purchase $540 worth of Common Stock (or other consideration, as noted above) for $270. Assuming that the Common Stock had a per share value of $45 at such time, the holder of each valid Right would be entitled to purchase 12 shares of Common Stock for $270. Alternatively, the Company could permit the holder to surrender each Right in exchange for six shares of Common Stock (with an aggregate value of $270) without the payment of any consideration other than the surrender of the Right.

         In the event that, at any time following the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Common Stock are exchanged for stock or other

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
securities or property, or (ii) 50 percent or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. Again, provision may be made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable.

     The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock or the Common Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, (iii) if holders of Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iv) upon the distribution to holders of Preferred Stock or Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price or the number of shares of Preferred Stock issuable upon exercise of a Right will be required until cumulative adjustments would require an increase or decrease of at least 1 percent. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     At any time until a determination that any person is an Adverse Person or ten days (or longer if extended pursuant to the terms of the Rights Agreement) after a person otherwise becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

     At any time after a person becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

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
     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     The Preferred Stock will be non-redeemable. The Preferred Stock may rank on a lower priority in respect of the preference as to dividends and the distribution of assets with other classes or series of the Company's preferred stock. Each share of Preferred Stock will be entitled to an aggregate of 100 times the cash and non-cash (payable in kind) dividends and distributions (other than dividends and distributions payable in Common Stock) declared on the Company's Common Stock. In the event of liquidation, the holders of Preferred Stock will be entitled to receive a liquidation payment in an amount equal to 100 times the payment made per share of Common Stock, plus an amount equal to declared and unpaid dividends and distributions thereon. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The dividend and liquidation rights of the Preferred Stock are protected by antidilution provisions. Each share of Preferred Stock will be entitled to 100 votes (subject to certain adjustments) on all matters submitted to the shareholders. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

     This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 7. Financial Statement and Exhibits
----------------------------------------

     (c)  Exhibits

          4.1 Form of Rights Agreement, dated as of May 7, 1999, between the Company and First Chicago Trust Company of New York.

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
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: May 28, 1999

                                       ELECTRO SCIENTIFIC INDUSTRIES, INC.


                                       By:   DONALD R. VANLUVANEE
                                           -------------------------------------
                                       Name: DONALD R. VANLUVANEE
                                             -----------------------------------
                                       Title:   President
                                              ----------------------------------

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
                                  EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------

   4.1 Form of Rights Agreement, dated as of May 7, 1999, between the Company and First Chicago Trust Company of New York.